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                                                                     Exhibit 3.2


                          AMENDED AND RESTATED BYLAWS
                                      OF
                           NATIONWIDE ELECTRIC, INC.


                                   ARTICLE I
                               Name and Location

       SECTION 1. Name. The name of the Corporation shall be the name set forth in the Amended and Restated Certificate of Incorporation.

       SECTION 2. Principal Office. The principal office of the Corporation is located at 1201 Walnut, Suite 1300, Kansas City, Missouri 64106.

       SECTION 3. Additional Offices. Other offices for the transaction of business of the Corporation may be located at such place or places as the Board of Directors may from time to time determine.

                                  ARTICLE II
                                 Capital Stock

       SECTION 1. Stock Certificates. All certificates of stock shall be signed by the Chairman of the Board of Directors, the President or a Vice President and the Secretary or an Assistant Secretary, and sealed with the corporate seal.

       SECTION 2. Stock Transfers. Transfers of stock shall be made on the books of the Corporation upon the surrender of the old certificate properly endorsed, and such old certificate shall be canceled before a new certificate is issued.

       SECTION 3. Lost or Destroyed Stock Certificates. A new certificate of stock may be issued in the place of any certificate theretofore issued, alleged to have been lost or destroyed, and the Corporation may, in its discretion, require the owner of the lost or destroyed certificate, or its legal representative, to give a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any certificate.

       SECTION 4. Preemptive Rights Denied. No holder of shares of any class of the Corporation, or holder of any securities or obligations convertible into shares of any class of the Corporation, shall have any preemptive right whatsoever to subscribe for, purchase or otherwise acquire shares of the Corporation of any class, whether now or hereafter authorized; provided, however, that nothing in this Section 4 shall prohibit the Corporation from granting, contractually or otherwise, to any such holder, the right to purchase additional securities of the Corporation.

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                                  ARTICLE III
                            Stockholders' Meetings

       SECTION 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held, either within or without the State of Delaware, on such date and at such time as may from time to time be determined by the Board of Directors. At such meeting the stockholders shall elect directors in the manner provided in the Amended and Restated Certificate of Incorporation of the Corporation. The stockholders may transact such other business at such annual meetings as may properly come before the meeting.

       SECTION 2. Special Meeting. A special meeting of the holders of any one or more classes of the capital stock of the Corporation entitled to vote as a class or classes with respect to any matter, as required by law or as provided by the Amended and Restated Certificate of Incorporation, may be called at any time and place, either within or without the state of Delaware, only by the Chairman of the Board, the President or the Board of Directors.

       SECTION 3. Notice. Notice of the time and place of all annual meetings and of the time, place and purpose of all special meetings shall be mailed by the Secretary to each stockholder at his or her last known post office address as it appears on the records of the Corporation at least 10 days before the date set for such meeting.

       SECTION 4. Nomination of Directors. Nomination of persons for election to the Board of Directors of the Corporation at a meeting of the stockholders may be made by or at the direction of the Board of Directors or may be made at a meeting of stockholders by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting in compliance with the notice procedures set forth in this Section 4 of ARTICLE III. Such nomination, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and
(iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (b) as to the stockholder giving the notice; (i) the name and record address of the stockholder; and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such

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proposed nominee to serve as a Director of the Corporation. No person shall be eligible for election as a Director of the Corporation at a meeting of the stockholders unless such person has been nominated in accordance with the procedures set forth herein. If the facts warrant, the Chairman of the meeting shall determine and declare to the meeting that a nomination does not satisfy the requirements set forth in the preceding sentence and the defective nomination shall be disregarded. Nothing in this Section 4 shall be construed to affect the requirements for proxy statements of the Corporation under Regulation 14A of the Exchange Act.

       SECTION 5. Presentation of Business at Stockholders' Meetings. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth: (a) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and (iii) any material interest of the stockholder in such business. No business shall be conducted at a meeting of the stockholders unless proposed in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedure and such business shall not be transacted. To the extent this Section 5 shall be deemed by the Board of Directors or the Securities and Exchange Commission, or finally adjudged by a court of competent jurisdiction, to be inconsistent with the right of stockholders to request inclusion of a proposal in the Corporation's proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act, such rule shall prevail.

       SECTION 6. Presiding Officials. The Chairman of the Board of Directors, or in his or her absence or inability to act, the President, or in his or her absence or inability to act, any Vice President, shall preside at all stockholders' meetings.

       SECTION 7. Voting. Except as otherwise provided in the Amended and Restated Certificate of Incorporation of the Corporation, at each meeting of the stockholders, each stockholder shall be entitled to cast one vote for each share of voting stock standing of record on the books of

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the Corporation, in his or her name, and may cast such vote either in person or by proxy. All proxies shall be in writing and filed with the Secretary of the meeting.

       SECTION 8. Quorum; Adjournment. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of at least a majority of the then outstanding voting shares of the Corporation shall be required and be sufficient to constitute a quorum for the election of directors. At a meeting held for any purpose other than the election of directors, shares representing a majority of the votes entitled to be cast on such matter, present in person or represented by proxy, shall constitute a quorum. In the absence of the required quorum at any meeting of stockholders, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting, from time to time, without notice (except as required by law) other than an announcement at the meeting, until a quorum shall be present.

       SECTION 9. Annual Statement of Business. At each of the annual stockholders' meetings, one of the executive officers of the Corporation shall submit a statement of the business done during the preceding year, together with a report of the general financial condition of the Corporation.

                                  ARTICLE IV
                                   Directors

       SECTION 1. Powers of the Board. The business and property of the Corporation shall be managed by a Board consisting of such number of Directors as is determined from time to time in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Corporation. The Board of Directors may elect one of their number to act as Chairman of the Board.

       SECTION 2. Qualification. Each Director upon his or her election shall qualify by filing his or her written acceptance with the Secretary or an Assistant Secretary and by fulfilling any prerequisite to qualification that may be set forth in the Amended and Restated Certificate of Incorporation of the Corporation.

       SECTION 3. Annual Meetings. The annual meeting of the Board of Directors shall be held immediately after the adjournment of each annual meeting of the stockholders and in the event a quorum is not present, such meeting shall be held within 10 days after adjournment upon proper notice by the Chairman of the Board of Directors, the President or a Vice President.

       SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called at any time or place by the Chairman of the Board or by the President, and in the absence or inability of either of them to act, by any Vice President, and may also be called by any two members of the Board of Directors. By unanimous consent of the Directors, special meetings of the Board may be held without notice, at any time and place.

       SECTION 5. Notice; Telephonic Attendance; Unanimous Consent. Notice of all regular and special meetings of the Board of Directors or the Executive Committee or any committee

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established pursuant to this ARTICLE IV (an "Other Committee") shall be sent to each Director or member of such committee, as the case may be, by the Secretary or any Assistant Secretary, by a means reasonably calculated to be received at least 7 days prior to the time fixed for such meeting, or notice of special meetings of the Board of Directors or the Executive Committee or any Other Committee may be given by telephone, telegraph, telefax or telex to each Director or member of such committee, as the case may be, at least 24 hours prior to the time fixed for such meeting, or on such shorter notice as the person or persons calling the meeting may reasonably deem necessary or appropriate in the circumstances. To the extent provided in the notice of the meeting or as otherwise determined by the Chairman of the Board or the Board of Directors, Directors may participate in any regular or special meeting by means of conference telephone, videoconference or similar communications equipment which allows all persons participating in such meeting to hear each other, and participation in such meeting by means of such a device shall constitute presence in person at such meeting. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

       If all the directors shall severally or collectively consent in writing to any action to be taken by the directors, such consents shall have the same force and effect as a unanimous vote of the directors at a meeting duly held. The Secretary shall file such consents with the minutes of the meetings of the Board of Directors.

       SECTION 6. Quorum; Adjournment. Except as otherwise provided in the Amended and Restated Certificate of Incorporation of the Corporation, a quorum for the transaction of business at any meeting of the directors shall consist of a majority of the members of the Board, but the directors present, although less than a quorum, shall have the power to adjourn the meeting from time to time or to some future date.

       SECTION 7. Election of Officers. The directors shall elect the officers of the Corporation and fix their salaries and other compensation. Such election shall be made at the Directors' meeting following each annual stockholders' meeting.

       SECTION 8. Advisers to the Board of Directors. The Board of Directors from time to time, as they may deem proper, shall have authority to appoint a general manager, counsel or attorneys and other employees for such length of time and upon such terms and conditions and at such salaries and other compensation as they may deem necessary and/or advisable.

       SECTION 9. Compensation; Reimbursement of Expenses. The members of the Board of Directors shall receive compensation for their services in such amount as may be reasonable and proper and consistent with the time and service rendered. The members of the Board of Directors shall receive the reasonable expenses necessarily incurred in the attendance of meetings and in the transaction of business for the Corporation.

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     SECTION 10.  Indemnification; Insurance.

     (a)  Indemnification.

          (1) Actions Other than Those by or in the Right of the Corporation. To the extent permitted by Delaware law from time to time in effect and subject to the provisions of paragraph (c) of this Section 10, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation or organization), and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

          (2) Action by or in the Right of the Corporation. To the extent permitted by Delaware law from time to time in effect and subject to the provisions of paragraph (c) of this Section 10, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation or organization) and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation (or such other corporation or organization) unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

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          (3) Successful Defense of Action. Notwithstanding, and without limitation of, any other provision of this Section 10, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sub-paragraph (1) or (2) of this paragraph (a), or in defense of any claim, issue or matter therein, such director, officer, employee or agent shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (4) Determination Required. Any indemnification under sub-paragraph
     (1) or (2) of this paragraph (a) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in such sub-paragraph. Such determination shall be made: (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the particular action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
     (iii) by the stockholders.

     (b) Insurance. The Corporation may, when authorized by the Board of Directors, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section 10. The risks insured under any insurance policies purchased and maintained on behalf of any person as aforesaid or on behalf of the Corporation shall not be limited in any way by the terms of this
Section 10 and to the extent compatible with the provisions of such policies, the risks insured shall extend to the fullest extent permitted by law, common or statutory.

     (c) Advancement of Expenses; Nonexclusivity; Duration. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 10. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid by the Corporation upon such terms and conditions, if any, as the Board of Directors deems appropriate. The indemnifications, advancement of expenses and rights provided by, or granted pursuant to, this Section 10 shall not be deemed exclusive of any other indemnifications, advancement of expenses, rights or limitations of liability to which any person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, either as to action in such person's official capacity or as to action in another capacity while holding office, and they shall
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continue although such person has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators. The authorization to purchase and maintain insurance set forth in paragraph (b) shall likewise not be deemed exclusive.

       SECTION 11. Committees.

       (a) The Board of Directors may, by resolution or resolutions adopted by a majority of the whole Board, designate two or more directors of the Corporation to constitute one or more committees in addition to those committees required by SECTIONS 12, 13 and 14 of this ARTICLE IV. Each such committee, to the extent provided in such resolution or resolutions, shall have and may exercise all of the authority of the Board in the management of the Corporation; provided, however, that the designation of each such committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed upon it or such member by law.

       (b) Notwithstanding any other provision of these Bylaws, no committee of the Board of Directors shall have the power or authority of the Board with respect to (i) amending the Certificate of Incorporation, (ii) approving or recommending to stockholders any type or form of "business combination" (as defined in Section 203 of the General Corporation Law of Delaware as in effect on January 1, 1996), (iii) approving or recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, (iv) amending these Bylaws, (v) declaring a dividend or making any other distribution to the stockholders, (vi) authorizing the issuance of stock otherwise than pursuant to the grant or exercise of a stock option under employee stock options of the Corporation or in connection with a public offering of securities registered under the Securities Act of 1933, as amended, or (vii) appointing any member of any committee of the Board.

       (c) Each such committee shall keep regular minutes of its proceedings, which minutes shall be recorded in the minute book of the Corporation. The Secretary or an Assistant Secretary of the Corporation may act as Secretary for each such committee if the committee so requests.

       SECTION 12. Executive Committee. The Chief Executive Officer of the Corporation, together with no more than five additional Directors selected by the Board shall constitute an Executive Committee of the Board of Directors. The Executive Committee between regular meetings of the Board of Directors shall manage the business and property of the Corporation and shall have the same power and authority as the Board of Directors; provided, however, the Executive Committee shall not act (other than to make a recommendation) in those cases where it is provided by law or by the Amended and Restated Certificate of Incorporation of the Corporation that any vote or action in order to bind the Corporation shall be taken by the Directors. Members of the Executive Committee may participate in any meeting of the Executive Committee by means of conference telephone or videoconference or similar communications equipment which allows all persons participating in the meeting to hear each other, and participation in a meeting by means of such a device shall constitute presence in person at such meeting.

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       The Executive Committee shall keep a record of its proceedings and may hold meetings upon one day's written notice or upon waiver of notice signed by the members either before or after such Executive Committee meeting.

       A majority of the Executive Committee shall constitute a quorum for the transaction of business at any meeting for which notice has been given to all members in accordance with ARTICLE IV, Section 5 hereof or for which notice has been waived by all members.

       The Executive Committee or any Other Committee may act by unanimous written consent as provided in ARTICLE IV, SECTION 5.

       SECTION 13. Audit Committee. The Board of Directors at the annual or any regular or special meeting of the directors shall, by resolution adopted by a majority of the whole Board, designate two or more directors to constitute an Audit Committee and appoint one of the directors so designated as the chairman of the Audit Committee. Membership on the Audit Committee shall be restricted to those directors who are independent of the management of the Corporation and are free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the committee. Vacancies in the committee may be filled by the Board at any meeting thereof. Each member of the committee shall hold office until such committee member's successor has been duly elected and qualified, or until such committee member's resignation or removal from the Audit Committee by the Board, or until such committee member otherwise ceases to be a director. Any member of the Audit Committee may be removed from the committee by resolution adopted by a majority of the whole Board. The compensation, if any, of members of the committee shall be established by resolution of the Board.

       The Audit Committee shall be responsible for: recommending to the Board the appointment or discharge of independent auditors; reviewing with the management and the independent auditors the terms of engagement of independent auditors, including the fees, scope and timing of the audit and any other services rendered by the independent auditors; reviewing with the independent auditors and management the Corporation's policies and procedures with respect to internal auditing, accounting and financial controls; reviewing with the management the independent statements, audit results and reports and the recommendations made by any of the auditors with respect to changes in accounting procedures and internal controls; reviewing the results of studies of the Corporation's system of internal accounting controls; and performing any other duties or functions deemed appropriate by the Board. The Audit Committee shall have the powers and rights necessary or desirable to fulfill these responsibilities, including the power and right to consult with legal counsel and to rely upon the opinion of legal counsel. The Audit Committee is authorized to communicate directly with the Corporation's financial officers and employees, internal auditors and independent auditors as it deems desirable and to have the internal auditors or independent auditors perform any additional procedures as it deems appropriate.

       All actions of the Audit Committee shall be reported to the Board at the next meeting of the Board. The minute books of the Audit Committee shall at all times be open to the inspection of any director.
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       The Audit Committee shall meet at the call of its chairman or of any two members of the Audit Committee (or if there shall be only one other member, then at the call of that member). A majority of the Audit Committee shall constitute a quorum for the transaction of business (or if there shall only be two members, then both must be present), and the act of a majority of those present at any meeting at which a quorum is present (or if there shall be only two members, then they must act unanimously) shall constitute the act of the Audit Committee.

       SECTION 14. Compensation Committee. The Board of Directors at the annual or any regular or special meeting shall, by resolution adopted by a majority of the whole Board, designate two or more directors to constitute a Compensation Committee. Membership on the Compensation Committee shall be restricted to disinterested persons which for this purpose shall mean any director who, during the time such director is a member of the Compensation Committee is not eligible, and has not at any time within one year prior thereto been eligible, for selection to participate (other than in a manner as to which the Compensation Committee has no discretion) in any of the compensation plans administered by the Compensation Committee. Vacancies in the committee may be filled by the Board at any meeting. Each member of the committee shall hold office until such committee member's successor has been duly elected and qualified, or until such committee member's resignation or removal from the Compensation Committee by the Board, or until such committee member otherwise ceases to be a director or a disinterested person. Any member of the Compensation Committee may be removed by resolution adopted by a majority of the whole Board. The compensation, if any, of the members of the Compensation Committee shall be established by resolution of the Board.

       The Compensation Committee shall, from time to time, recommend to the Board the compensation and benefits of the executive officers of the Corporation. The Compensation Committee shall have the power and authority vested in the Board by any benefit plan of the Corporation. The Compensation Committee shall also make recommendations to the Board with regard to the compensation of the Board and its committees, with the exception of the Compensation Committee.

       All actions of the Compensation Committee shall be reported to the Board at the next meeting of the Board. The minute books of the Compensation Committee shall at all times be open to the inspection of any director.

       The Compensation Committee shall meet at the call of the chairman of the Compensation Committee or of any two members of the Compensation Committee (or if there shall be only one other member, then at the call of that member). A majority of the Compensation Committee shall constitute a quorum for the transaction of business (or if there shall be only two members, then both must be present), and the act of a majority of those present at any meeting at which a quorum is present (or if there shall be only two members, then they must act unanimously) shall be the act of the Compensation Committee.

       SECTION 15. Alternate Committee Members. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more additional directors as alternate members of any committee to replace any absent or disqualified member at any meeting of that committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member, provided that the director so appointed meets any qualifications stated in these Bylaws or the resolution designating the committee or any amendment thereto.

       SECTION 16. Committee Procedures. Unless otherwise provided in these Bylaws or in the resolution designating any committee, any committee may fix its rules or procedures, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

                                   ARTICLE V
                                   Officers

       SECTION 1. Designations. The officers of this Corporation shall be a Chairman of the Board of Directors, a President, as many Vice Presidents as the Board of Directors may from time to time deem advisable and one or more of which may be designated Executive Vice President or Senior Vice President, a Secretary, a Treasurer, and such Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time deem advisable, and such other officers as the Board of Directors may from time to time deem advisable and designate. The Chairman of the Board of Directors shall be a member of and be elected by the Board of Directors. All other officers shall be elected by the Board of Directors. All officers shall hold office until their respective successors are elected and shall have qualified. Any two offices may be held by one person except the office of President and Vice President.

       SECTION 2. Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the Directors and stockholders at which he or she is present and shall have such other duties, power and authority as may be prescribed by the Board of Directors from time to time or elsewhere in these Bylaws. The Board of Directors may designate the Chairman of the Board as the Chief Executive Officer of the Corporation with all of the powers otherwise conferred upon the President of the Corporation under these Bylaws, or it may, from time to time, divide the responsibilities, duties and authority for the general control and management of the Corporation's business and affairs between the Chairman of the Board and the President.

       SECTION 3. President and Chief Executive Officer. Unless the Board of Directors otherwise provides, the President shall be the Chief Executive Officer of the Corporation with such general executive powers and duties of supervision and management as are usually vested in such office and shall perform such other duties as are authorized by the Board of Directors. The Chairman of the Board or the President shall sign contracts, certificates and other instruments of the Corporation as authorized by the Board of Directors. If the Chairman of the Board is designated as the Chief Executive Officer of the Corporation, the President shall perform such duties as may be delegated to him or her by the Board of Directors and as are conferred by law exclusively upon such office. Unless the Board of Directors otherwise provides, the President, or any person designated in writing by the President, shall have full power and authority on behalf of the Corporation to: (i) attend and to vote or take action at any meeting of the holders of securities of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to being a holder of such securities, and (ii) execute and deliver waivers of notice and proxies for and in the name of this Corporation with respect to securities of any such corporation held by this Corporation.

       SECTION 4. Vice Presidents. A Vice President shall have the right and power to perform all duties and exercise all authority of the President, in case of the absence of the President or upon vacancy in the office of President or delegation by the Board of Directors, until the Board of Directors otherwise provides, and shall have all power and authority usually enjoyed by a person holding the office of Vice President.

       SECTION 5. Secretary and Assistant Secretaries. The Secretary shall issue notices of all directors' and stockholders' meetings, and shall attend and keep the minutes of the same; shall have charge of all corporate books, records and papers; shall be custodian of the corporate seal; shall attest with his or her signature, which may be a facsimile signature if authorized by the Board of Directors, and impress with the corporate seal, all stock certificates and written contracts of the Corporation; and shall perform all other duties as are incident to his or her office. Any Assistant Secretary, in the absence or inability of the Secretary, shall perform all duties of the Secretary and such other duties as may be required.

       SECTION 6. Treasurer and Assistant Treasurers. The Treasurer shall have custody of all money and securities of the Corporation and shall give bond in such sum and with such sureties as the directors may specify, conditioned upon the faithful performance of the duties of his or her office. He or she shall keep regular books of account and shall submit them, together with all of his or her records and other papers, to the directors for their examination and approval annually; and quarterly or as and when directed by the Board of Directors, he or she shall submit to each director a statement of the condition of the business and accounts of the Corporation; and shall perform all such other duties as are incident to his or her office. An Assistant Treasurer, in the absence or inability of the Treasurer, shall perform all the duties of the Treasurer and such other duties as may be required.

       SECTION 7. Bonding. Any officer or employee of the Corporation shall give such bond for the faithful performance of his or her duties in such sum, as and when the Board of Directors may direct.

                                  ARTICLE VI
                                   Dividends

       SECTION 1. Dividends shall be paid out of the net income or earned surplus of the Corporation, determined after making proper provision for required sinking fund deposits for debt obligations and proper provisions for working capital and such reserves as may be required by good and generally accepted accounting practice, when declared from time to time by resolution of the Board of Directors. No such dividends shall be declared or paid which will impair the capital of the Corporation.

                                  ARTICLE VII
                                  Amendments

       SECTION 1. Except as otherwise provided in the Amended and Restated Certificate of Incorporation of the Corporation, these Bylaws may be amended, altered or repealed by the affirmative vote of a majority of the Board of Directors.

                                 ARTICLE VIII
                                Corporate Seal

       SECTION 1. The corporate seal of this Corporation shall have inscribed thereon the name of the Corporation and its state of incorporation.


                                       /s/ Frank R. Clark
                                       -----------------------------------------
                                       Secretary